As filed with the Securities and Exchange Commission on June 8, 2017	Registration No. 33-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0355502
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

500 Westridge Drive, Watsonville, CA 95076-4100

(Address of principal executive offices) (Zip code)

WEST MARINE, INC. AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

Pamela J. Fields, Esq.

west marine, inc.

500 Westridge Drive, Watsonville, CA 95076

(831) 761-4869 (Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Scott D. Museles

Thomas D. Twedt

Shulman, Rogers, Gandal, Pordy & Ecker, P.A.

12505 Park Potomac Avenue, 6th Floor

Potomac, MD 20854

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,400,000 shares	$10.01	$14,014,000	$1,624.22

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 1, 2017 as reported on the NASDAQ Global Select Market.

ITEM 1. PLAN INFORMATION

Not required in this Registration Statement.

ITME 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required in this Registration Statement.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by West Marine, Inc. (the “Company” or “West Marine”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)       The annual report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”);

(b)       The information incorporated by reference into the 2016 Form 10-K from the Company’s definitive proxy statement on Schedule 14A, as filed on April 21, 2017;

(c)       The quarterly report on Form 10-Q for the quarter ended April 1, 2017;

(d)       The current reports on Form 8-K filed on June 5, 2017, April 14, 2017 and March 24, 2017; and

(e)       The description of West Marine’s common stock, par value $0.001 per share, contained in the registration statement on Form 8-A, filed September 30, 1993, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or otherwise permitted by SEC rules and regulations.

ITEM 4. DESCRIPTION OF SECURITIES

See the description of contained in the Form 8-A, filed September 30, 1993, including any amendment or report filed for the purpose of updating such description.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

West Marine's certificate of incorporation, as amended, limits the liability of directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

West Marine’s bylaws, as amended, indemnifies to the fullest extent permitted by the DGCL any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of West Marine or any of its predecessors, or served any other enterprise as a director or officer at the request of West Marine or any predecessor, including without limitation, all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding.  In addition, all reasonable expenses incurred by or on behalf of such person shall be advanced by West Marine within 20 calendar days after request by such person to West Marine, such request reasonably evidencing the expenses incurred, for such advance from time to time, whether prior to or after final disposition of the proceeding.

West Marine also has entered into separate indemnification agreements with each of the directors and executive officers, whereby West Marine agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available at reasonable terms.  West Marine maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of West Marine’s directors and officers and covers West Marine for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number

5.1	Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A.

23.1	Consent of PricewaterhouseCoopers, LLC

23.2	Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 5, 2017).

99.2	Form of Notice of Grant of Time-Vested Restricted Stock Units and Form of Time Vested Restricted Stock Unit Agreement for Associates (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 5, 2017).

99.3	Form of Notice of Grant of Performance-Based Restricted Stock Units and Form of Performance-Based Restricted Stock Unit Agreement for Associates (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 5, 2017).

99.4

Form of Notice of Grant of Time-Vested Restricted Stock Units and Form of Time Vested Restricted Stock Unit Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K d filed June 5, 2017).

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California, on June 8, 2017.

west marine, inc.

By:	/s/ Matthew L. Hyde

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Matthew L. Hyde and Jeffrey L. Lasher, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ matthew l. hyde	President
matthew l. hyde	(Chief Executive Officer)	June 8, 2017

/s/ jeffrey l. lasher	Chief Financial Officer
jeffrey l. lasher	(Principal Financial Officer)	June 8, 2017

/s/ barbara l. rambo	Board Chair
barbara l. rambo		June 8, 2017

/s/ randolph k. repass	Director
randolph k. repass		June 8, 2017

/s/ dennis f. madsen	Director
dennis f. madsen		June 8, 2017

/s/ christiana shi	Director
christiana shi		June 8, 2017

/s/ james f. nordstrom, jr.	Director
james f. nordstrom, jr.		June 8, 2017

/s/ alice m. richter	Director
alice m. richter		June 8, 2017

/s/ robert d. olsen	Director
robert d. olsen		June 8, 2017

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A

23.1	Consent of PricewaterhouseCoopers, LLC

23.2	Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.